SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☑  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

Human Genome Sciences, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

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HUMAN GENOME SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held April 26, 2006

To the Stockholders of Human Genome Sciences, Inc.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Human Genome Sciences, Inc., a Delaware corporation (the “Company”), will be held in Room F at the Gaithersburg Marriott, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 on Wednesday, April 26, 2006 at 9:30 a.m., local time, for the following purposes:

1. To elect three directors for a three-year term ending in 2009.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

3.	To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on February 28, 2006 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company’s corporate headquarters during business hours for a period of ten days prior to the Annual Meeting.

Your attention is directed to the attached Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 2005.

By Order of the Board of Directors,

James H. Davis, Secretary

Rockville, Maryland
March 22, 2006

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

HUMAN GENOME SCIENCES, INC.
14200 Shady Grove Road
Rockville, Maryland 20850

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is being furnished to stockholders of Human Genome Sciences, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held in Room F at the Gaithersburg Marriott, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 on Wednesday, April 26, 2006 at 9:30 a.m., local time, and at any adjournment or postponement thereof.

Solicitation

The solicitation is being made primarily by the use of the mails, but directors, officers and employees of the Company may also engage in the solicitation of proxies by telephone. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in soliciting proxies. Georgeson Shareholder Communications, Inc. will solicit proxies by personal interview, telephone, facsimile and mail. It is anticipated that the fee for those services will not exceed $7,000 plus reimbursement for out-of-pocket expenses. The cost of soliciting proxies will be borne by the Company. Other than the compensation of Georgeson Shareholder Communications, Inc., no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

This Proxy Statement and the accompanying form of proxy are being sent to stockholders on or about March 22, 2006.

Revocation of Proxies

A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership as of February 28, 2006 in order to vote personally at the Annual Meeting.

Quorum and Voting Requirements

The close of business on February 28, 2006 has been fixed by the Board of Directors of the Company as the record date (the “Record Date”) for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 131,402,991 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding. The presence at the Annual Meeting, in person or by a proxy relating to any matter to be acted upon at the meeting, of a majority of the outstanding shares, or 65,701,496 shares, is necessary to constitute a quorum for the Annual Meeting. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. In the event that there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on the matter in question if the brokers had received instructions from their customers, and as to which the brokers have notified the Company on a proxy form in accordance with industry practice or have otherwise advised the Company that they lack voting authority.

Directors are elected by a plurality and the three nominees who receive the most votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election. On all other matters, the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve such matter. On such matters, broker non-votes are not considered shares entitled to vote on the matter and therefore will not be taken into account in determining the outcome of the vote on the matter. Abstentions are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.

All outstanding shares of the Company’s Common Stock represented by valid and unrevoked proxies received in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of directors, (1) vote for the election of the named director nominees, (2) withhold authority to vote for all such director nominees or (3) vote for the election of all such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by writing the number designating such nominee’s name on the proxy in the space provided. A stockholder may, with respect to each other matter specified in the notice of the meeting, (1) vote “FOR” the matter, (2) vote “AGAINST” the matter or (3) “ABSTAIN” from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given on a validly signed and returned proxy, the shares will be voted FOR the election of the named director nominees and FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS WHOSE TERM WILL EXPIRE IN 2009

Messrs. Watkins, Lawlor and W. Young have a term of office expiring at the Annual Meeting, and at such time as their successors shall be elected and qualified. Each of these directors has been nominated for a three-year term expiring at the annual meeting of stockholders in 2009 and until their successors shall be elected and qualified.

The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board of Directors unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

Set forth below is information concerning the nominees for election and those directors whose term continues beyond the date of the Annual Meeting.

Nominees for Director for a Three-Year Term Expiring at the 2009 Annual Meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

H. Thomas Watkins	53	2004	Chief Executive Officer, President and Director of the Company. Mr. Watkins joined the Company in November 2004. From September 1998 to August 2004, served as President of TAP Pharmaceutical Products, Inc. Employed by Abbott Laboratories from September 1985 to August 1998 in various positions in the Pharmaceutical Products Division, Diagnostics Division and HealthSystems Division. Mr. Watkins serves as a Member of the Advisory Board for the School of Business Administration at the College of William & Mary. Serves as a Director of the Lake Forest Hospital Foundation. Mr. Watkins holds a masters degree in Business Administration from the University of Chicago Graduate School of Business and a bachelors degree in Business Administration from the College of William & Mary.

Augustine Lawlor	49	2004	Member of the Audit and Compensation Committees of the Company. Mr. Lawlor is a Managing Director with HealthCare Ventures LLC. Prior to joining HealthCare Ventures in 2000, Mr. Lawlor served as Chief Operating Officer of LeukoSite from 1997 to 2000. Before joining LeukoSite, Mr. Lawlor served as Chief Financial Officer and Vice President of Corporate Development of Alpha-Beta Technology. He was previously Chief Financial Officer and Vice President, Business Development, of BioSurface Technology. Mr. Lawlor serves on the Board of Directors of a number of private companies, including: Catalyst; Dynogen Pharma, Inc.; GlobeImmune, Inc.; FoldRx Pharmaceuticals, Inc.; Replidyne, Inc.; Upstate Group, Inc.; U.S. Genomics, Inc.; VaxInnate, Corp.; and the Slater Center for Biomedical Technology. He received a B.A. degree from the University of New Hampshire, where he was elected to Phi Beta Kappa, and received a masters degree in management from Yale University.

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

William D. Young	61	2003	Member of the Nominating and Corporate Governance Committee of the Company. Mr. Young has served as Chairman of the Board and CEO of Monogram Biosciences (formerly ViroLogic, Inc.) since 1999. From 1980 until 1999, he was employed at Genentech, Inc., most recently as Chief Operating Officer. As COO at Genentech, Mr. Young was responsible for all of the company’s development, operations and commercial functions. Prior to joining Genentech, Mr. Young was employed by Eli Lilly and Company for 14 years. In addition to Monogram Biosciences, Mr. Young serves on the Boards of Directors of Biogen IDEC, Inc. and Theravance, Inc. He received his BS in chemical engineering from Purdue University and his MBA from Indiana University. In 1993, he was elected to membership in the National Academy of Engineering division of the National Academy of Sciences for his contributions to the development of manufacturing technology for biotechnology-based drug products, and in 2000 Purdue University awarded him an Honorary Doctorate of Engineering.

The Board of Directors recommends a vote FOR
election of the Directors whose term will expire in 2009.

Directors whose term will expire at the 2007 annual meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Richard J. Danzig	61	2001	Member of the Nominating and Corporate Governance Committee of the Company. Consultant to The Defense Advanced Research Projects Agency on Biological Terrorism and the Department of Homeland Security. Nunn Prize Fellow at the Center for Strategic and International Studies and Senior Fellow at the Center for Naval Analyses. Serves on the Boards of Directors of National Semiconductor Corporation and Saffron Hill Ventures, and as a member of the Board of Directors of the Partnership for Public Service. Served as Secretary of the Navy from 1998 to 2001 and as Under Secretary of the Navy from 1993 to 1997. Traveling Fellow of the Center for International Political Economy and an Adjunct Professor at Syracuse University’s Maxwell School of Citizenship & Public Affairs between 1997 and 1998. A Partner in the law firm of Latham and Watkins from 1981 to 1993.

Jürgen Drews, M.D.	72	1998	Member of the Nominating and Corporate Governance Committee of the Company. Chairman and Partner of International Biomedicine Management Partners, Basel, Switzerland, from 1997 to 2001. Managing Partner of Bear Stearns Health Innoventures from 2001 to 2004. Member of the Executive Committee of the Roche Group, Hoffman-La Roche, Inc., from 1986 until his retirement in 1998. Dr. Drews also served as President, Global Research for the Roche Group from 1996 until 1998. He was President, International Research and Development at the Roche Group from 1991 until 1996. Before joining Roche in 1985, Dr. Drews was Head of International Pharmaceutical Research and Development of Sandoz, Ltd. in Basel, Switzerland. Dr. Drews serves as Chairman of the Board of Directors of Genaissance Pharmaceuticals Inc. and is a Director of MorphoSys GmbH as well as Genomics Pharmaceutical Company (GPC Biotech AG), both in Munich, Germany.

Argeris (Jerry) N. Karabelas, Ph.D.	53	2002	Chairman of the Board and member of the Compensation Committee of the Company. Partner of Care Capital LLC since 2001. Founder and Chairman of Novartis BioVenture Fund from 2000 to 2001; Head of Healthcare and CEO of Worldwide Pharmaceuticals at Novartis, AG from 1998 to 2000; Executive Vice-President, Pharmaceuticals at SmithKline Beecham from 1997 to 1998; President, North American Pharmaceuticals at SmithKline Beecham from 1993 to 1997; Vice President of U.S. Marketing, SmithKline Beecham, from 1990 to 1993. Dr. Karabelas is a visiting Committee Member of MIT Health Studies & Technology, a Director of SkyePharma PLC, Chairman of Nitromed, Inc., Chairman of Renovo PLC, a Director of Anadys, Inc., Chairman of Acura Pharmaceuticals, Inc., Chairman of Vanda Pharmaceuticals Inc., a Director of the International Partnership for Microbicides, Chairman of Inoteck, Inc., and a Trustee of the Fox Chase Cancer Center.

Directors whose term will expire at the 2008 annual meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Tuan Ha-Ngoc	54	2005	Member of the Audit Committee of the Company. Mr. Ha-Ngoc is President and CEO of AVEO Pharmaceuticals, Inc., a privately held biopharmaceutical company focused on the discovery and development of novel cancer therapeutics. From 1999 to 2002, he was co-founder, President and CEO of deNovis, Inc., an enterprise-scale software development company for the automation of healthcare administrative functions. From 1998 to 1999, Mr. Ha-Ngoc was Corporate Vice President of Strategic Development for Wyeth, following Wyeth’s acquisition of Genetics Institute, where Mr. Ha-Ngoc served as Executive Vice President with responsibility for Corporate Development, Commercial Operations, European and Japanese Operations. Prior to joining Genetics Institute in 1984, Mr. Ha-Ngoc held various marketing and business positions at Baxter Healthcare, Inc. He received his MBA degree from INSEAD and his Master’s degree in pharmacy from the University of Paris, France. Mr. Ha-Ngoc serves on the Board of Directors of ArQule, Inc., and on the Boards of a number of academic and nonprofit organizations, including the Harvard School of Dental Medicine, the Tufts School of Medicine, the Belmont Hill School, the Boston Philharmonic Orchestra, and the International Institute of Boston.

Max Link, Ph.D.	65	1995	Member of the Audit and Compensation Committees of the Company. Dr. Link has held a number of executive positions with pharmaceutical and healthcare companies. From March 2001 until September 2003, he served as Chairman and subsequently CEO of Centerpulse, Ltd. (previously Sulzer Medica). He served as Chief Executive Officer of Corange Limited, from May 1993 until June 1994. Prior to joining Corange Limited, Dr. Link held a number of positions within Sandoz Pharma Ltd., including Chief Executive Officer from 1987 until April 1992, and Chairman from April 1992 until May 1993. Dr. Link is currently Chairman of the Boards of Directors of Alexion Pharmaceuticals, Inc.; Celsion Corporation; CytRx and PDL Biopharma and serves on the Boards of Directors of Access Pharmaceuticals, Inc. and Discovery Laboratories, Inc. Dr. Link received his doctorate in Economics from the University of St. Gallen.

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Robert C. Young, M.D.	66	2005	Member of the Nominating and Corporate Governance Committee of the Company. Dr. Young has served as President of Fox Chase Cancer Center in Philadelphia, Pennsylvania since 1988. From 1974 to 1988, he was employed at the National Cancer Institute as Chief, Medical Branch. Dr. Young is Chairman of the Board of Scientific Advisors of the National Cancer Institute (NCI) and formerly served on the National Cancer Policy Board at the Institute of Medicine. He is a past President of the American Society of Clinical Oncology (ASCO), the American Cancer Society and the International Gynecologic Cancer Society. He was awarded ASCO’s Distinguished Service Award for Scientific Leadership in 2004 and was co-recipient of the 2002 Bristol-Myers Squibb Award for Distinguished Achievement in Cancer Research for his research in ovarian cancer. He also serves on the Board of Directors of West Pharmaceutical Services, Inc., and is past Chairman of the Comprehensive Cancer Network. Dr. Young serves as chairman of the editorial board of Oncology Times. Dr. Young received his B.Sc. degree in zoology in 1960 from Ohio State University and his M.D. in 1965 from Cornell University Medical College. Following his internship at New York Hospital, he completed his residency at NCI and Yale-New Haven Medical Center. He is board-certified in internal medicine, hematology and oncology by the American Board of Internal Medicine.

Information Regarding the Board of Directors and Certain Committees

The Board of Directors held seven meetings during 2005. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of the Committees of which he or she was a member during 2005. The Company expects each member of its Board of Directors to attend the Annual Meeting and all future meetings of stockholders. In 2005, eight members of the Company’s Board of Directors attended the annual meeting of stockholders. The Board of Directors has determined that each member of the Board of Directors, other than Mr. Watkins, is independent in accordance with applicable rules of The Nasdaq National Market. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for each of these committees, copies of which are available on the Company’s website at www.hgsi.com. A copy of the charter of the Audit Committee is attached to this proxy statement as Annex A.

The Audit Committee, currently consisting of Messrs. Lawlor and Ha-Ngoc and Dr. Link, provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the Board of Directors. The Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The Nasdaq National Market and each meets the SEC criteria of an “audit committee financial expert.” The Audit Committee engages the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the adequacy of the Company’s internal accounting controls and oversees the Company’s financial reporting process. The Audit Committee held eight meetings during 2005. A copy of the Audit Committee Report is included in this Proxy Statement on page 14.

The Compensation Committee, currently consisting of Drs. Link and Karabelas and Mr. Lawlor, determines all compensation paid or awarded to the Company’s executive officers and senior officers (those with the rank of vice president or above) and administers the Company’s 2000 Stock Incentive Plan, as amended, and Employee Stock Purchase Plan. The Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The Nasdaq National Market. The Compensation Committee held three meetings during 2005. A copy of the Compensation Committee Report on Executive Compensation is included in this Proxy Statement beginning on page 24.

The Nominating and Corporate Governance Committee, currently consisting of Messrs. Danzig and W. Young and Drs. Drews and R. Young, is responsible for reviewing the Company’s corporate governance principles, proposing a slate of directors for election by the stockholders at each annual meeting, and proposing candidates to fill any vacancies on the Board of Directors. The Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The Nasdaq National Market. The committee will consider nominees for Board membership recommended by stockholders. Any stockholder wishing to propose a nominee may submit a recommendation in writing to the Company’s Secretary, indicating the nominee’s qualifications and other relevant biographical information. The Nominating and Corporate Governance Committee held three meetings during 2005.

Corporate Governance Guidelines

The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, adopted a set of corporate governance guidelines, a copy of which is available on the Company’s website at www.hgsi.com. The Company continues to monitor its corporate governance guidelines to comply with rules adopted by the Securities and Exchange Commission and The Nasdaq National Market and industry practice.

Code of Ethics and Business Conduct

The Board of Directors has adopted a written code of ethics and business conduct, a copy of which is available on the Company’s website at www.hgsi.com. The Company requires all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place.

Nominations Process

The Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding values and standards of the Company. Members of the Board of Directors should have broad experience at the policy-making level in business, government, medicine, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include strength of character, maturity of judgment, career specialization, relevant skills, diversity and the extent to which a particular candidate would fill a present need on the Board of Directors. At a minimum, director candidates must have unimpeachable character and integrity, sufficient time to carry out their duties, the ability to read and understand financial statements, experience at senior levels in areas relevant to the Company and, consistent with the objective of having a diverse and experienced Board, the ability and willingness to exercise sound business judgment, the ability to work well with others, and the willingness to assume the responsibilities required of a director of the Company. Each member of the Board of Directors must represent the interests of the stockholders of the Company. The Nominating and Corporate Governance Committee also reviews and determines whether existing members of the Board of Directors should stand for reelection, taking into consideration matters relating to the age and number of terms served by individual directors and changes in the needs of the Board.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee nominated, and the Board of Directors appointed, Dr. R. Young to the Board of Directors effective October 2005 and Mr. Ha-Ngoc to the Board of Directors effective December 2005. The Nominating and Corporate Governance Committee considers stockholder recommendations for candidates for the Board of Directors that are properly submitted in accordance with the Company’s by-laws. In evaluating such recommendations, the Nominating and Corporate Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Stockholder Communications with the Board of Directors

Any stockholder who wishes to communicate directly with the Board of Directors should do so in writing, addressed to Human Genome Sciences, Inc., c/o Audit Committee Chair, 14200 Shady Grove Road, Rockville, Maryland 20850. These communications will not be screened by management prior to receipt by the Audit Committee Chair.

Identification of Executive Officers

Set forth below is certain information regarding the positions and business experience of each executive officer of the Company who is not also a director of the Company.

Executive Officer	Age	Positions

Susan Bateson McKay	51	Ms. Bateson McKay is Senior Vice President, Human Resources, of the Company and has served at the Company since January 1997. Prior to joining the Company, Ms. Bateson McKay served as Director of Human Resources and Administration at Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P., from May 1994 to December 1996. From 1983 to 1994, Ms. Bateson McKay was employed by J.P. Morgan & Co., Incorporated and was appointed Vice President, Human Resources, in 1985. Ms. Bateson McKay holds a masters degree in Business Administration from New York University and a bachelors degree, cum laude, in Economics from Mount Holyoke College.

Executive Officer	Age	Positions

James H. Davis, Ph.D., J.D.	54	Dr. Davis is Executive Vice President, General Counsel and Secretary of the Company and has served at the Company since May 1997. From 1995 to 1997, Dr. Davis was Of Counsel to the Washington D.C. law firm of Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P. Prior to this time, Dr. Davis served in a number of capacities with an agricultural biotechnology company, Crop Genetics International, including General Counsel from 1988 to 1995, Vice President of Research and Development from 1990 to 1995, Secretary from 1990 to 1995 and a member of the Board of Directors from 1992 to 1995. Prior to joining Crop Genetics, Dr. Davis was a Partner in the Washington, D.C. office of Weil, Gotshal & Manges. Dr. Davis holds a doctorate degree in Organic and Theoretical Chemistry from the California Institute of Technology and a law degree from the University of Virginia.

Alan V. Esenstad	47	Mr. Esenstad has served as the Principal Accounting Officer of the Company since December 2005 and has served as Controller of the Company since April 1999. From 1996 to 1999, Mr. Esenstad was Assistant Controller and then Director of Financial Reporting for MICROS Systems, Inc. Mr. Esenstad’s previous experience includes various financial positions with Vie de France Corp. and Martin Marietta Corp. Mr. Esenstad began his career as an auditor with Price Waterhouse & Co. Mr. Esenstad holds a Masters of Business Administration with a concentration in Finance from The George Washington University and a Bachelors of Science degree with a concentration in Accounting from the University of Virginia. Mr. Esenstad is a Certified Public Accountant.

Executive Officer	Age	Positions

Barry A. Labinger	42	Mr. Labinger is Executive Vice President and Chief Commercial Officer of the Company and has served the Company since August of 2005. He has also served as Chief Financial Officer on an interim basis since December 2005. From 2002 to 2005, he led the global pharmaceutical business at 3M Company as Division Vice President. From 2000 to 2002 at Immunex Corporation, Mr. Labinger was Senior Vice President and General Manager, Commercial Operations and, previously, Vice President of Marketing. He held commercial leadership positions at Bristol-Myers Squibb from 1997 to 2000, including Senior Director, Diabetes Marketing. From 1990 to 1997, he served in various sales and marketing positions at Abbott Laboratories. Mr. Labinger holds a Masters of Business Administration from the Kellogg Graduate School of Management at Northwestern University.

Curran Simpson	44	Mr. Simpson is Senior Vice President, Operations, of the Company and has served at the Company since March 2003. Prior to joining the Company, Mr. Simpson was Director, Manufacturing Sciences at Biogen, Inc. from 2001 to 2003. He served as Director, Engineering at Covance Biotechnology Services, Inc. from 1999 to 2001. He served as Recovery Technology Coordinator, Worldwide and Pilot Plant Manager, North America Division at Novo-Nordisk Biochem, Inc. from 1995 to 1997. Mr. Simpson served as Senior Research Engineer at Genentech, Inc. from 1992 to 1995. He served as Senior Scientist, Development at Genencor, Inc. (former subsidiary of Genentech) from 1987 to 1992 and served as Senior Chemist at Nalco Chemical Co. from 1985 to 1987. Mr. Simpson earned his M.S. in Surface and Colloid Science (Physical Chemistry) from Clarkson University, and his B.S. in Chemical Engineering/Chemistry from the Clarkson College of Technology.

Executive Officer	Age	Positions

David C. Stump, M.D.	56	Dr. Stump is Executive Vice President, Drug Development, and has served at the Company since November 1999. From October 1995 to October 1999, he served as Vice President, Clinical Research and Genentech Fellow at Genentech, Inc. Dr. Stump first joined Genentech in 1989 as Director, Clinical Research and leader of its thrombolytic therapy drug development program. Prior to joining Genentech he was Associate Professor of Medicine and Biochemistry at the University of Vermont. He received his medical degree at Indiana University and his postgraduate training at the University of Iowa as well as the University of Leuven, Belgium. He is board certified in Internal Medicine, Hematology and Medical Oncology and is a Fellow of the American Colleges of Physicians and the Council on Arteriosclerosis, Thrombosis and Vascular Biology of the American Heart Association. He is the author of approximately 60 scientific publications and a Trustee of Adventis Health Care.

PROPOSAL 2.  RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Ernst & Young LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2006, subject to the ratification of such appointment by the stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and is expected to be available to respond to appropriate questions from stockholders. Ernst & Young LLP currently serves as the Company’s independent registered public accounting firm.

Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

The Board of Directors recommends a vote FOR ratification of Ernst & Young LLP.

Audit Fees

The fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2005 and 2004, the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, as well as the review and consent for the Company’s other filings for 2005 and 2004 were $523,087 and $555,138, respectively. The fees for 2005 and 2004 include $181,780 and $195,000, respectively, for services associated with compliance with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

The fees billed by Ernst & Young LLP for professional services rendered for assurance and related services that are reasonably related to the audit of the Company’s annual consolidated financial statements for 2005 and 2004 were $26,000 and $55,017, respectively.

Tax Fees

The fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning for 2005 and 2004 were $42,509 and $36,402, respectively.

All Other Fees

In 2005 and 2004, Ernst & Young LLP did not bill the Company for any services other than those described above.

Pre-Approval of Non-Audit Services

The Audit Committee has established a policy governing the Company’s use of Ernst & Young LLP for non-audit services. Under the policy, management may use Ernst & Young LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.

Audit Committee Report

The Audit Committee of the Board of Directors consists of three independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Mr. Lawlor, Mr. Ha-Ngoc and Dr. Link. Each year, the Audit Committee selects, subject to stockholder ratification, the Company’s independent registered public accounting firm.

Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Ernst & Young’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to the Company’s financial reporting.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP that firm’s independence. The Audit Committee further considered whether the provision by Ernst & Young LLP of the non-audit services described above is compatible with maintaining the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006, subject to stockholder ratification.

Audit Committee

Augustine Lawlor, Chair
Tuan Ha-Ngoc
Max Link, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of Common Stock of the Company as of February 28, 2006, unless otherwise indicated, by (1) all stockholders known by the Company to beneficially own more than five percent of the outstanding Common Stock, (2) each of the directors and nominees for director, (3) each executive officer of the Company, including those named in the Summary Compensation Table, and (4) all directors and executive officers of the Company as a group.

	Number of
Name and Address of Beneficial Owner(1)	Shares Owned		Percent Owned

Wellington Management Company, LLP	15,130,170	(2)	11.6	%(2)
75 State Street
Boston, Massachusetts 02109

FMR Corp.	12,980,810	(3)	9.9	%(3)
82 Devonshire Street
Boston, Massachusetts 02109

Sid R. Bass Management Trust	10,159,250	(4)	7.8	%(4)
201 Main Street, Ste. 2600
Fort Worth, Texas 76102

Directors, Nominees and Executive Officers
H. Thomas Watkins	452,000	(5)	*
Susan Bateson McKay	568,713	(6)	*
Richard J. Danzig	91,083	(7)	*
James H. Davis, Ph.D., J.D.	1,387,131	(8)	1.1%
Jürgen Drews, M.D.	139,583	(9)	*
Alan V. Esenstad	117,378	(10)	*
Tuan Ha-Ngoc	2,780	(11)	*
Argeris (Jerry) N. Karabelas, Ph.D.	83,583	(12)	*
Barry A. Labinger	50,000	(13)	*
Augustine Lawlor	31,202	(14)	*
Max Link, Ph.D.	95,121	(15)	*
Curran M. Simpson	108,353	(16)	*
David C. Stump, M.D.	1,141,805	(17)	*
Robert C. Young, M.D.	4,170	(18)	*
William D. Young	46,121	(19)	*
Steven C. Mayer	1,416,304	(20)	1.1%
Craig A. Rosen, Ph.D.	2,468,383	(21)	1.9%
All 17 directors and executive officers as a group	8,203,710	(22)	5.9%

*	Percentage is less than 1% of the total number of outstanding shares of the Company’s Common Stock.

(1)	Except as otherwise indicated, each party has sole voting and investment power over the shares beneficially owned.

(2)	As reported on an Amended Schedule 13G filed on February 14, 2006 by Wellington Management Company, LLP, which may be deemed to beneficially own the shares in its capacity as an investment advisor.

(3)	As reported on an Amended Schedule 13G filed on February 14, 2006 by FMR Corp. (“FMR”) and Edward C. Johnson 3d, Chairman and principal shareholder of FMR (“Mr. Johnson”), the shares are beneficially owned by Fidelity Management & Research Company (“Fidelity Research”) as an investment adviser to various investment companies (the “Funds”) and Fidelity Growth Company Fund (“Fidelity

Fund”), with Mr. Johnson, FMR and the Funds each having the sole power to dispose of such shares and the Funds’ Boards of Trustees having the sole power to vote or direct the vote of such shares. Fidelity Research and Fidelity Fund are wholly-owned subsidiaries of FMR.

(4)	As reported on an Amended Schedule 13G filed on February 14, 2006 by the Sid R. Bass Management Trust and certain of its affiliates.

(5)	Includes 442,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 808,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(6)	Includes 527,363 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 151,709 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(7)	Includes 83,583 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 28,417 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(8)	Includes 1,369,131 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 196,899 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days. Voting and investment power shared with respect to 3,000 shares of Common Stock.

(9)	Includes 139,583 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 28,417 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(10)	Includes 112,083 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 56,442 shares issuable upon exercise of options that are not exercisable within 60 days.

(11)	Includes 2,780 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 22,220 shares issuable upon exercise of options that are not exercisable within 60 days.

(12)	Includes 83,583 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 28,417 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(13)	Does not include 300,000 shares issuable upon exercise of options that are not exercisable within 60 days.

(14)	Includes 29,891 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 34,109 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(15)	Includes 70,121 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 17,879 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(16)	Includes 108,353 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 141,647 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(17)	Includes 1,092,229 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 207,205 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days. Voting and investment power shared with respect to 4,576 shares of Common Stock.

(18)	Includes 3,170 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 20,830 shares issuable upon exercise of options that are not exercisable within 60 days.

(19)	Includes 46,121 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 33,879 shares issuable upon exercise of options that are not exercisable within 60 days.

(20)	Includes 1,319,640 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 28,000 shares held by Mr. Mayer’s wife, as to which Mr. Mayer shares investment and voting power, and 2,895 shares held by an adult child of Mr. Mayer as to which Mr. Mayer shares investment but not voting power. Effective December 12, 2005, Mr. Mayer resigned his position as Executive Vice President and Chief Financial Officer of the Company. Mr. Mayer ceased being an employee of the Company on December 31, 2005 but continues to serve the Company as a consultant.

(21)	Includes 2,191,050 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 104,000 shares of Common Stock held in trust for Dr. Rosen’s minor children and 24,568 shares held by Dr. Rosen’s wife, as to which Dr. Rosen disclaims beneficial ownership. Does not include 410,513 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days. Effective December 12, 2005, Dr. Rosen resigned his position as President and Chief Scientific Officer and as a director of the Company. Dr. Rosen ceased to be an employee of the Company on December 31, 2005, but continues to serve the Company as a consultant.

(22)	Includes 7,620,681 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 2,486,583 shares issuable upon exercise of options that are not exercisable within 60 days.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Directors

In 2005, each director who was not an employee of the Company was eligible to receive a director’s fee of $25,000 per year and a fee ranging from $1,500 to $2,000 for participation in each meeting of the Board of Directors or meeting of a committee of the Board of Directors. From January 1, 2005 to May 25, 2005, the Chairman of the Board was entitled to an additional director fee at a rate of $75,000 per year. Effective May 25, 2005, the Chairman of the Board was entitled to an additional director fee at a rate of $25,000 per year and the chairmen of the Audit and Compensation Committees were entitled to an additional director fee of $5,000 per year. Directors who are also employees of the Company received no compensation for their services to the Company as directors.

Each non-employee director is entitled to receive an automatic grant of options to purchase 25,000 shares of Common Stock on the date that such non-employee director is first elected or appointed. Each non-employee director is entitled to receive an automatic grant of options to purchase 16,000 shares of Common Stock on the day immediately following the date of each annual meeting of stockholders.

All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors.

Executive Compensation

The employees named in the following table were the Company’s Chief Executive Officer and the six other highest-paid executive officers during 2005 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
		Annual Compensation			Awards
				Other Annual	Restricted Stock		All Other
		Salary(1)	Bonus(2)	Compensation(3)	Awards(4)	Options(5)	Compensation(7)
Name and Principal Position	Year	($)	($)	($)	($)	(#)	($)

H. Thomas Watkins (8)	2005	650,000	409,000	64,667	—	—	3,000
Chief Executive Officer and	2004	62,500	—	—	—	1,250,000	—
President

David C. Stump, M.D.	2005	385,576	205,000	—	587,250	249,010	4,500
Executive Vice President	2004	330,000	200,000	—	—	(6)	4,000
	2003	315,000	132,000	—	—	100,000	3,500

James H. Davis, Ph.D., J.D.	2005	343,808	175,000	—	195,750	234,030	4,500
Executive Vice President	2004	325,000	173,600	—	—	(6)	4,000
	2003	315,000	123,600	—	—	100,000	3,000

Susan Bateson McKay	2005	262,000	150,000	—	—	170,220	4,500
Senior Vice President	2004	253,000	147,800	—	—	(6)	4,000
	2003	221,154	97,850	—	—	85,000	3,000

Curran M. Simpson	2005	233,029	106,000	—	—	115,000	3,495
Senior Vice President	2004	225,000	67,500	—	—	(6)	2,986
	2003	151,539	85,000	—	—	135,000	—

Craig A. Rosen, Ph.D.(9)	2005	430,000	300,000	—	—	471,800	3,500
Former President and	2004	402,000	400,000	—	—	50,000	3,250
Chief Scientific Officer	2003	390,000	200,850	—	—	185,000	2,025

Steven C. Mayer(10)	2005	343,808	137,523	—	195,750	234,030	4,500
Former Executive Vice	2004	325,000	173,600	—	—	(6)	4,000
President and Chief	2003	315,000	123,600	—	—	100,000	3,500
Financial Officer

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) Plan established under Section 401(k) of the Internal Revenue Code.

(2)	Except for Dr. Rosen and Mr. Mayer, bonuses for 2005 were paid in 2006. The amount reported for Dr. Rosen in the Company’s previous proxy statement inadvertently excluded $100,000 attributable to a spot bonus he received during 2004.

(3)	As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown with respect to certain perquisites (such as car and housing allowances), where such amounts do not exceed the lesser of (i) 10% of the sum of the salary and bonus of the Named Executive Officer, or (ii) $50,000. Included in the amount reported for Mr. Watkins is $4,085 for supplemental disability insurance premiums, $12,000 car allowance, $26,834 for personal travel expenses and $21,748 for temporary housing expenses.

(4)	This column shows the market value of restricted stock awards on the date of grant. The aggregate holdings and market value of restricted stock awards on December 30, 2005, by the individuals listed in this table are: Dr. Stump 45,000 shares/$385,200; Dr. Davis 15,000 shares/$128,400; and Mr. Mayer 15,000 shares/$128,400 (the shares awarded to Mr. Mayer were forfeited on December 31, 2005, the date he ceased to be an employee of the Company). The Company does not pay dividends.

(5)	The Company has awarded no Stock Appreciation Rights.

(6)	In connection with a stock option exchange program in effect during 2004, the Company made no long-term compensation awards to these Named Executive Officers or to employees participating in the exchange program. Option grants were made during 2005 to these Named Executive Officers and to employees participating in the exchange program.

(7)	The amounts reported represent the Company’s contributions to the Named Executive Officer’s account under its 401(k) Plan.

(8)	Mr. Watkins became the Company’s Chief Executive Officer in November 2004.

(9)	Effective December 12, 2005, Dr. Rosen resigned his position as President and Chief Scientific Officer and a director of the Company. Dr. Rosen ceased to be an employee of the Company on December 31, 2005, but continues to serve the Company as a consultant.

(10)	Effective December 12, 2005, Mr. Mayer resigned his position as Executive Vice President and Chief Financial Officer of the Company. Mr. Mayer ceased being an employee of the Company on December 31, 2005 but continues to serve the Company as a consultant.

The following table sets forth information concerning grants to the Named Executive Officers of options to purchase shares of the Company’s Common Stock granted in 2005.

OPTIONS GRANTED IN 2005

					Potential realizable
	Individual Grants				value at assumed
		Percent of total			annual rates of stock
		options granted	Exercise price		price appreciation
	Options	to all employees	per share	Expiration	for option term(1)
Name	(#)	in fiscal year	($)	date	5%($)	10%($)

H. Thomas Watkins	—	—	—	—	—	—

David C. Stump, M.D.	115,010	1.5%	12.56	1/17/2015	908,454	2,302,202
	134,000	1.8%	12.56	4/7/2010	464,993	1,027,513

James H. Davis, Ph.D., J.D.	100,030	1.3%	12.56	1/17/2015	790,129	2,002,341
	134,000	1.8%	12.56	4/7/2010	464,993	1,027,513

Susan Bateson McKay	85,020	1.1%	12.56	1/17/2015	671,566	1,701,880
	85,200	1.1%	12.56	4/7/2010	295,652	653,314

Curran M. Simpson	55,000	0.7%	12.56	1/17/2015	434,440	1,100,957
	60,000	0.8%	9.01	12/13/2015	339,980	861,577

Craig A. Rosen, Ph.D. (2)	219,800	2.9%	12.56	1/17/2015	1,736,182	4,399,826
	252,000	3.3%	12.56	4/7/2010	874,464	1,923,337

Steven C. Mayer (3)	100,030	1.3%	12.56	1/17/2015	790,129	2,002,341
	134,000	1.8%	12.56	4/7/2010	464,993	1,027,513

(1)	The assumed annual rates of stock price appreciation of 5% and 10% over ten years are required by the Securities and Exchange Commission to be used for illustration purposes and are not intended to forecast possible future appreciation, if any, of the Company’s Common Stock.

(2)	Effective December 12, 2005, Dr. Rosen resigned his position as President and Chief Scientific Officer and a director of the Company. Dr. Rosen ceased to be an employee of the Company on December 31, 2005, but continues to serve the Company as a consultant.

(3)	Effective December 12, 2005, Mr. Mayer resigned his position as Executive Vice President and Chief Financial Officer of the Company. Mr. Mayer ceased being an employee of the Company on December 31, 2005 but continues to serve the Company as a consultant.

The following table sets forth information with respect to option exercises by and year-end values during 2005 for the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND OPTION VALUES AT END OF FISCAL YEAR

			Number of unexercised		Value of unexercised
	Shares		options at		in-the-money options at
	acquired on	Value	fiscal year-end(#)		fiscal year-end($) (1)
Name	exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

H. Thomas Watkins	—	—	338,000	912,000	—	—

David C. Stump, M.D.	—	—	1,042,437	256,997	—	—

James H. Davis, Ph.D., J.D.	—	—	1,320,585	245,445	896,426	—

Susan Bateson McKay	—	—	516,528	187,544	87,492	—

Curran M. Simpson	—	—	92,535	157,465	—	—

Craig A. Rosen, Ph.D.(2)	7,336	14,048	2,092,071	509,492	786,450	—

Steven C. Mayer(3)	—	—	1,319,640	—	838,479	—

(1)	Value is based on the difference between the stock option exercise price and the closing price of the Company’s Common Stock on The Nasdaq National Market on December 30, 2005 of $8.56 per share.

(2)	Effective December 12, 2005, Dr. Rosen resigned his position as President and Chief Scientific Officer and a director of the Company. Dr. Rosen ceased to be an employee of the Company on December 31, 2005, but continues to serve the Company as a consultant.

(3)	Effective December 12, 2005, Mr. Mayer resigned his position as Executive Vice President and Chief Financial Officer of the Company. Mr. Mayer ceased being an employee of the Company on December 31, 2005 but continues to serve the Company as a consultant.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2005.

Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights(1)	warrants and rights	reflected in first column) (1)

Equity compensation plans approved by security holders	29,301,035	$18.90	10,385,308

Equity compensation plans not approved by security holders	—	—	—

Total	29,301,035		10,385,308

(1)	Represents shares of the Company’s Common Stock issuable in connection with such equity compensation plans.

Employment Agreements, Termination of Employment and Change in Control Arrangements

In November 2004, the Company entered into an employment agreement with Mr. Watkins in which Mr. Watkins agreed to serve as Chief Executive Officer of the Company. Since December 2005, he has served as Chief Executive Officer and President of the Company. The employment agreement is for an initial two-year period and automatic one-year periods thereafter unless terminated by either party prior to the end of the applicable period. Mr. Watkins is entitled to an annual base salary as determined by the Board of Directors ($650,000 as of March 6, 2006) and an annual bonus as determined by the Board of Directors, with a minimum guaranteed annual bonus of $325,000 for fiscal year 2005. Mr. Watkins is also entitled to receive grants of stock options or other equity-based awards as determined by the Board of Directors and a monthly car allowance. If the Company terminates Mr. Watkins’ employment agreement without cause or chooses to not renew the employment agreement, or if Mr. Watkins terminates the employment agreement with good reason, upon such termination or non-renewal, Mr. Watkins will be entitled to receive 24 months’ base salary and a pro rata share of his yearly bonus.

In September 1999, the Company entered into an employment agreement with Dr. Stump in which Dr. Stump agreed to serve as Senior Vice President, Drug Development of the Company, effective November 1999. Since 2003, he has served as Executive Vice President, Drug Development of the Company. Dr. Stump is entitled to an annual base salary as determined by the Board of Directors ($445,000 as of March 6, 2006), and an annual bonus as determined by the Board of Directors. In December 2004, the Company entered into an Executive Agreement with Dr. Stump, which provides that in the event Dr. Stump’s employment is terminated by the Company without cause or terminated by Dr. Stump for cause, the Company shall pay to Dr. Stump all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation, deferred compensation and other compensation or benefits, all accrued but unpaid reimbursable business expenses and all accrued but unused vacation time. The Company shall continue to pay Dr. Stump’s base salary for a period of 12 months and the Company shall also pay to Dr. Stump a pro rata bonus payment based on the bonus earned the prior fiscal year. Dr. Stump will be entitled to continue to participate in the Company’s group medical, dental, life and disability programs for a period of 12 months at the Company’s sole expense; provided that Dr. Stump is not then eligible to participate in a group health plan of another entity. Dr. Stump shall have 12 months from the date of his termination to exercise all vested stock options outstanding upon the date of termination, but in no event may Dr. Stump or his estate exercise any stock option beyond its term stated in the applicable award agreement.

In April 1997, the Company entered into an employment agreement with Dr. Davis in which Dr. Davis agreed to serve as Senior Vice President, General Counsel and Secretary of the Company. Since 2003, he has served as Executive Vice President, General Counsel and Secretary. Dr. Davis is entitled to an annual base salary as determined by the Board of Directors ($378,000 as of March 6, 2006), and an annual bonus as determined by the Board of Directors. In December 2004, the Company entered into an Executive Agreement with Dr. Davis, which provides that in the event Dr. Davis’s employment is terminated by the Company without cause or terminated by Dr. Davis for cause, the Company shall pay to Dr. Davis all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation, deferred compensation and other compensation or benefits, all accrued but unpaid reimbursable business expenses and all accrued but unused vacation time. The Company shall continue to pay Dr. Davis’s base salary for a period of 12 months and the Company shall also pay to Dr. Davis a pro rata bonus payment based on the bonus earned the prior fiscal year. Dr. Davis will be entitled to continue to participate in the Company’s group medical, dental, life and disability programs for a period of 12 months at the Company’s sole expense; provided that Dr. Davis is not then eligible to participate in a group health plan of another entity. Dr. Davis shall have 12 months from the date of his termination to exercise all vested stock options outstanding upon the date of termination, but in no event may Dr. Davis or his estate exercise any stock option beyond its term stated in the applicable award agreement.

In December 1996, the Company entered into an employment agreement with Ms. Bateson McKay in which Ms. Bateson McKay agreed to serve as Vice President, Human Resources. Since 2001, she has served as Senior Vice President, Human Resources of the Company. Ms. Bateson McKay is entitled to an annual base salary as determined by the Board of Directors ($271,000 as of March 6, 2006), and an annual bonus as determined by the Board of Directors. In December 2004, the Company entered into an Executive Agreement with Ms. Bateson McKay, which provides that in the event Ms. Bateson McKay’s employment is terminated by the Company without cause or terminated by Ms. Bateson McKay for cause, the Company shall pay to Ms. Bateson McKay all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation, deferred compensation and other compensation or benefits, all accrued but unpaid reimbursable business expenses, and all accrued but unused vacation time. The Company shall continue to pay Ms. Bateson McKay’s base salary for a period of 12 months and the Company shall also pay to Ms. Bateson McKay a pro-rata bonus payment based on the bonus earned for the prior fiscal year. Ms. Bateson McKay will be entitled to continue to participate in the Company’s group medical, dental, life and disability programs for a period of 12 months at the Company’s sole expense; provided that Ms. Bateson McKay is not then eligible to participate in a group health plan of another entity. Ms. Bateson McKay will have 12 months from the date of her termination to exercise all vested stock options outstanding upon the date of termination, but in no event may Ms. Bateson McKay or her estate exercise any stock option beyond its term stated in the applicable award agreement.

In March 2003, the Company entered into a letter agreement with Mr. Simpson in which Mr. Simpson agreed to serve as Vice President, Manufacturing Operations, of the Company. Since December 2005, Mr. Simpson has served as Senior Vice President, Operations of the Company. Mr. Simpson is entitled to an annual base salary as determined by the Board of Directors ($270,000 as of March 6, 2006), and an annual bonus as determined by the Board of Directors. The letter agreement provides that in the event Mr. Simpson’s employment is terminated by the Company without cause, the Company shall continue to pay Mr. Simpson’s base salary for a period of six months or until Mr. Simpson commences other, regular full-time employment. If Mr. Simpson commences other, regular full time employment within six months after termination by the Company without cause at a base salary less than the rate of base salary in effect at the time of termination, then the Company will continue to pay the difference between Mr. Simpson’s most recent base salary while employed at the Company and Mr. Simpson’s new salary during the remainder of the six month period.

In July 1998, the Company established a Key Executive Severance Plan for the Chief Executive Officer, the President and other key employees of the Company, and pursuant to that plan, the Company entered into agreements with the Named Executive Officers. The agreements provide that in the event the executive’s employment is terminated by the Company without cause or by the executive for good reason, in either case within 18 months of a Change in Control of the Company (as defined in the Key Executive Severance Plan), the Company shall make a cash payment to the executive equal to 1.5 times the sum of the executive’s annual salary plus bonus (2.0 times in the case of the Chief Executive Officer) and the executive will be entitled to continue to participate in the Company’s group medical, dental, life and disability programs for a period of 18 months (24 months in the case of the Chief Executive Officer) at the same rates applicable to the executive during the executive’s employment. In addition, the Key Executive Severance Plan provides that upon a Change in Control, all option grants will vest unless the options are assumed or replaced in connection with the Change in Control and the assumed or replacement options will vest in the event the executive’s employment is terminated without cause or the executive resigns for good reason, in either case within 18 months of the Change in Control. Each executive also agreed to certain confidentiality and non-solicitation provisions as a condition to participation in the Key Executive Severance Plan.

In May 2004, the Company entered into an employment agreement with Dr. Rosen in which Dr. Rosen agreed to serve as President and Chief Operating Officer of the Company. From February 2005 to December 12, 2005, Dr. Rosen served as President and Chief Scientific Officer of the Company. The employment agreement was for an initial one-year period and was automatically extended for an additional one-year period. Dr. Rosen was entitled to an annual base salary as determined by the Board of Directors ($430,000 as of January 1, 2005), and an annual bonus as determined by the Board of Directors, with a minimum guaranteed annual bonus of 10% of Dr. Rosen’s base salary. Dr. Rosen was also entitled to receive grants of stock options or other equity-based awards as determined by the Board of Directors and a monthly car allowance. The Company could terminate Dr. Rosen’s employment agreement without cause and Dr. Rosen could terminate the employment agreement with good reason, and upon such termination, Dr. Rosen was entitled to receive 18 months’ base salary and a pro rata share of his yearly bonus. On December 7, 2005, the

Compensation Committee of the Board of Directors determined that Dr. Rosen’s 2005 performance bonus would be $300,000, which was paid consistent with the terms of Dr. Rosen’s existing employment agreement. On December 13, 2005, the Company entered into a First Amendment to the Employment Agreement with Dr. Rosen that, among other things, delayed the payout schedule of certain pre-existing salary continuation benefits owed to Dr. Rosen after the termination of his employment with the Company. Effective December 12, 2005, Dr. Rosen resigned his position as President and Chief Scientific Officer and a director of the Company. Dr. Rosen ceased to be an employee of the Company on December 31, 2005, but continues to serve the Company as a consultant. Per Dr. Rosen’s employment agreement from May 2004, Dr. Rosen’s outstanding and unexercised Company stock options will continue to vest through December 31, 2007, as they would have had Dr. Rosen’s employment not been terminated. Dr. Rosen has until January 31, 2008 to exercise all vested stock options outstanding as of December 31, 2007, but in no event may Dr. Rosen or his estate exercise any stock option beyond the term stated in the applicable award agreement.

In August 1996, the Company entered into an employment agreement with Mr. Mayer in which Mr. Mayer agreed to serve as Senior Vice President and Chief Financial Officer of the Company. From 2003 to December 12, 2005, he served as Executive Vice President and Chief Financial Officer of the Company. In December 2004, the Company entered into an Executive Agreement with Mr. Mayer, which provided that in the event Mr. Mayer’s employment is terminated by the Company without cause or terminated by Mr. Mayer for cause, the Company would pay to Mr. Mayer all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation, deferred compensation and other compensation or benefits, all accrued but unpaid reimbursable business expenses and all accrued but unused vacation time. The Company would continue to pay Mr. Mayer’s base salary for a period of 12 months and the Company would also pay a pro rata bonus payment based on the bonus earned the prior fiscal year. Mr. Mayer was entitled to continue to participate in the Company’s group medical, dental, life and disability programs for a period of 12 months at the Company’s sole expense; provided that Mr. Mayer was not then eligible to participate in a group health plan of another entity. Mr. Mayer would have had 12 months from the date of his termination to exercise all vested stock options outstanding upon the date of termination, but in no event would he or his estate be able to exercise any stock option beyond its term stated in the applicable award agreement. On December 13, 2005, the Company entered into a letter agreement with Mr. Mayer that, among other things, provided for him to receive consulting fees through June 30, 2006 equal to his base salary at the time his employment with the Company terminated and provided that he would receive a 2005 performance bonus of $137,523, to be paid on or before December 31, 2005. Mr. Mayer was also credited, as of December 31, 2005, with six months additional vesting under all of his outstanding and unexercised Company stock options. Mr. Mayer’s right to exercise all of his vested Company stock options has been extended to December 31, 2006. Effective December 12, 2005, Mr. Mayer resigned his position as Executive Vice President and Chief Financial Officer of the Company. Mr. Mayer ceased being an employee of the Company on December 31, 2005 but continues to serve the Company as a consultant.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is a current or former officer or employee of the Company.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors consists entirely of non-employee directors. The Compensation Committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses, and stock incentive programs. The Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the Company’s other executive officers based upon a mix of the achievement of the corporate goals, individual performance, and comparisons with other pharmaceutical and biotechnology companies.

The Compensation Committee’s goals with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate, and retain executives of outstanding ability, performance, and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. When determining adjustments to an individual’s compensation package, the Compensation Committee evaluates the importance to stockholders of that person’s continued service. The executive officers’ compensation structure consists of (1) base salary, (2) cash bonus, and (3) stock incentive grants.

The Compensation Committee retains Watson Wyatt, a leading independent executive compensation consulting firm, to provide industry-specific competitive intelligence and advice about executive compensation program design and competitive compensation levels.

Base Salary.  Salaries for 2006 were set based on the above factors and after review of industry comparables and discussion with Watson Wyatt.

The Company’s philosophy is to maintain executive base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s goals over the long term. Each individual’s base salary is determined by the Compensation Committee after considering a variety of factors that make up market value and prospective value to the Company, including the knowledge, experience, and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of Company management, change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company, changes in responsibility, and changes in the market for executives with similar credentials. Determinations of appropriate base salary levels and other compensation elements are generally made through consideration of a variety of industry surveys and studies, as well as by monitoring developments in the pharmaceutical and biotechnology industries.

Cash Bonus.  Bonuses are determined by the Compensation Committee, with advice from Company management, based upon the Committee’s subjective assessment of the contributions of each executive toward the achievement of the Company’s annual business goals for the prior year. In determining bonuses for 2006, the Compensation Committee considered, in addition to the Company’s annual business goals, individualized goals, progress in conducting clinical trials of current drug candidates, and continued conservation of capital through expense management and facilities consolidation.

Stock Incentive Grants.  Stock incentive grants may include stock options, stock appreciation rights, restricted or unrestricted stock awards, stock-equivalent units, and any other stock-based awards under Section 162(m) of the Internal Revenue Code, and are intended to provide the most meaningful component of executive compensation. They provide compensation in a manner that is intrinsically related to long-term stockholder value because they are linked to the value of the Company’s common stock. Historically, the Company has relied solely on stock options as a means of providing equity incentives for its executives. However, the Company’s Amended and Restated 2000 Stock Incentive Plan approved by the Company’s stockholders in 2004 enables the grant of all of the forms of equity-based compensation referred to above. More recently, the Company has also awarded restricted stock to executive officers.

The Compensation Committee believes that periodic stock incentive grants are appropriate, particularly in view of the absence of a Company-sponsored long-term incentive or defined benefit pension plan. The Compensation Committee intends to continue evaluating the appropriate form of stock incentives, particularly in light of the new accounting standards requiring expensing of stock options that became effective for the Company on January 1, 2006.

Stock options are a fundamental element in the Company’s executive compensation program because they emphasize long-term Company performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and employees. Options are generally granted to all regular full-time and part-time employees, and particularly to key employees expected to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Compensation Committee considers company performance, competitive factors, scope of responsibility, and the executive officer’s achievement of pre-established individual goals. In addition, the Company makes a grant of stock options when an executive officer joins the Company and may, at its discretion, also grant restricted stock upon hire. Options are granted at no less than 100% of the fair market value on the date of grant. The Company generally awards options to officers at regular intervals based on performance and the importance of that person’s continued service, but other awards may be made as well. The Company’s stock option plans also provide for option grants to members of the Board. Incentive awards granted to employees generally vest over periods ranging from two to four years after grant.

Executive officers other than the Chief Executive Officer received options for shares on January 14, 2005 for performance during calendar year 2004, and on March 14, 2006 for performance during calendar year 2005. Executive officers other than the Chief Executive Officer also received options for shares on April 7, 2005 and restricted stock on September 21, 2005 to encourage continued service and to foster a continuing commonality of interest between stockholders and executive officers.

Chief Executive Officer’s Compensation.  Mr. Watkins’ base salary was set at $650,000 per year for 2006, and he received a grant of 325,000 stock options and a bonus of $409,000 for performance during 2005. The Compensation Committee determined Mr. Watkins’ base salary, stock option grant, and bonus after considering a variety of factors, including Mr. Watkins’ performance, his level of responsibility within the Company, industry surveys, and the counsel provided by Watson Wyatt.

Compensation Deduction Limit.  The Compensation Committee has considered the $1 million limit for federal income tax purposes on deductible executive compensation that is not performance-based, and believes that the executive compensation paid in 2005 and prior years satisfied the requirements of federal tax law and thus the compensation should be fully deductible.

Compensation Committee

Max Link, Ph.D., Chair
Argeris N. Karabelas, Ph.D.
Augustine Lawlor

Performance Graph

As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of the Company’s Common Stock for the periods indicated with the performance of the Nasdaq U.S. Stock Market Total Return Index (the “TRI”) and the Nasdaq Pharmaceutical Index (the “NPI”). The comparison assumes $100 was invested on December 31, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends, if any.

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports. The Company has reviewed such reports received by it and written representations from its directors and executive officers. Based solely on such review, the Company believes that all ownership reports were timely filed during 2005.

Other Matters

The Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO EACH OF THE COMPANY’S STOCKHOLDERS OF RECORD ON FEBRUARY 28, 2006, AND TO EACH BENEFICIAL OWNER OF COMMON STOCK ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY’S OFFICES, 14200 SHADY GROVE ROAD, ROCKVILLE, MARYLAND 20850, ATTENTION: INVESTOR RELATIONS OFFICE. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP. THE COMPANY’S FILINGS WITH THE SEC ARE AVAILABLE WITHOUT CHARGE ON THE COMPANY’S WEBSITE: WWW.HGSI.COM AS SOON AS REASONABLY PRACTICABLE AFTER FILING.

Proposals for the 2007 Annual Meeting

The deadline for submission of stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2007 annual meeting of stockholders is November 22, 2006. Any such proposal received by the Company’s principal executive offices in Rockville, Maryland after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

The deadline for submission of stockholder proposals to be presented at the 2007 annual meeting of stockholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is January 21, 2007. Any such proposal received by the Company’s principal executive offices in Rockville, Maryland after such date may be considered untimely and excluded. If such proposal is presented at the 2007 annual meeting of stockholders, the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

By Order of the Board of Directors,

James H. Davis, Secretary

March 22, 2006

THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

ANNEX A

HUMAN GENOME SCIENCES, INC.

AUDIT COMMITTEE

Charter

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Human Genome Sciences, Inc. (the “Corporation”) will have the oversight responsibility, authority and duties described in this Charter.

Purpose

The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Corporation’s financial statements and other financial information provided by the Corporation to its stockholders, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the Corporation’s relationship with their independent accountants, including their engagement, performance, qualifications and independence, (4) the performance of the Corporation’s internal audit function, internal controls and disclosure controls. The Committee shall prepare the report of the Committee included in the Corporation’s annual proxy statement as required by the Securities and Exchange Commission (the “SEC”). In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee’s responsibility is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the independent accountants are responsible for auditing those financial statements. The independent accountants are ultimately accountable to the Committee and the Board for such accountants’ audit of the financial statements of the Corporation.

Composition

The Committee shall be appointed annually by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall comprise at least three directors, each of whom shall meet the independence and financial literacy requirements of the National Association of Securities Dealers (the “NASD”), the SEC and applicable law. In addition, at least one member of the Committee will possess accounting or financial management expertise as defined by the NASD, the SEC and applicable law. The Board shall designate one member as Chair of the Committee. The Committee may, at its discretion in accordance with applicable law or regulation, delegate to one or more of its members the authority to act on behalf of the Committee.

Meetings

The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under “Duties and Powers” below, the Committee shall meet at least annually with the chief financial officer and the independent accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent accountants or corporate officers.

Duties and Powers

The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

Independent Accountants

1. Appoint, determine funding for and oversee the Corporation’s independent accountants. Review the performance and audit fee arrangements of the independent accountants at least annually.

2. Review and provide prior approval of the engagement of the Corporation’s independent accountants to perform non-audit services. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review and approval.

3. Ensure that the independent accountants prepare and deliver at least annually a formal written statement delineating all relationships between the independent accountants and the Corporation addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

4. Discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants’ report to satisfy itself of the independent accountants’ independence.

5. Obtain and review at least annually a report by the independent accountants describing: (a) the accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the accounting firm and (c) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the accounting firm and any steps taken to deal with any such issues.

6. Obtain from the independent accountants assurance that their audit of the Corporation’s financial statements was conducted in accordance with auditing standards generally accepted in the United States.

7. Confirm that the Corporation’s independent accountants have complied with any applicable rotation requirements for the lead audit partner and any reviewing audit partner with responsibility for the Corporation’s audit.

8. Obtain and review at least annually an attestation to and a report from the Corporation’s independent accountants regarding management’s assessment of the effectiveness of the Corporation’s internal controls and procedures for financial reporting to be included in the Corporation’s Annual Report on Form 10-K, in advance of such filing.

9. Pursuant to Section 10A of the Securities Exchange Act of 1934, as amended, obtain and review from the independent accountants a report describing (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; (c) other material written communications between the independent accountants and the management of the Corporation, such as any management letter or schedule of unadjusted differences; and (d) any illegal acts that have been detected or have otherwise come to the attention of the independent accountants in the course of their audit.

10. Establish and monitor enforcement of hiring policies for employees and former employees of the independent accountants.

Financial Statements, Controls and Reports

11. Obtain and review an annual report from management relating to the accounting principles, policies, issues and practices involved in the preparation of the Corporation’s financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

12. Obtain and review, at least annually, management’s statement of responsibility for establishing and maintaining adequate internal controls and procedures for financial reporting and disclosure controls and an assessment of the effectiveness of such internal controls and procedures for financial reporting as well as its disclosure controls based on management’s evaluation of those controls and procedures as of the end of the most recent filed year, to be included in the Corporation’s Annual Report on Form 10-K, in advance of such filing.

13. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

14. Periodically discuss with the independent accountants, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Corporation’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Corporation’s financial statements.

15. Meet periodically with management and/or the independent accountants to:

•	review the annual audit plans of the independent accountants;

•	discuss the annual consolidated financial statements prior to the filing of the Corporation’s Annual Report on Form 10-K and the disclosures of each of the Chief Executive Officer and Chief Financial Officer required to be included therein;

•	discuss any significant matters arising from any audit or report or communication relating to the consolidated financial statements;

•	understand the significant judgments made and alternatives considered in the Corporation’s financial reporting, including the appropriateness of the alternatives ultimately chosen;

•	discuss and approve, if applicable, the appropriateness of, and significant proposed or contemplated changes to, the Corporation’s accounting principles, policies, estimates, internal controls, disclosure controls, procedures, practices and auditing plans;

•	review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with unconsolidated entities or other persons;

•	discuss policies with respect to significant risks and exposures, if any, and the steps taken to assess, monitor and manage such risks;

•	review with the Corporation’s counsel any legal matters that could have a significant impact on the Corporation’s financial statements, the Corporation’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies;

•	review with the independent accountants any material audit problems, disagreements or difficulties and responses by management;

•	review any material correcting adjustments to the annual or quarterly financial statements identified by the independent accountants; and

•	review with the independent accountants and management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

16. Review the Corporation’s quarterly consolidated financial statements with management and the independent accountants prior to the filing of the Corporation’s Quarterly Reports on Form 10-Q and the disclosures of each of the Chief Executive Officer and Chief Financial Officer required to be included therein, and review with the independent accountants any items identified by them for discussion with the Committee. Review with management its quarterly evaluation of the effectiveness of the design and operation of the Corporation’s internal controls and procedures for financial reporting as well as its disclosure controls and procedures. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review.

17. Review and discuss with management and the independent accountants Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in advance of such filings. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review.

18. Review and discuss with management the financial information in the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review.

Reporting and Recommendations

19. Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for filing with the SEC.

20. Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

21. Maintain minutes or other records of meetings and activities of the Committee.

22. Report the Committee’s activities to the Board on a regular basis and make such recommendations with respect to the above as the Committee or the Board may deem necessary or appropriate.

Other Responsibilities

23. As appropriate, obtain advice and assistance from outside legal, accounting or other advisors and determine funding for such advisors.

24. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters.

25. Review and approve (i) any change in or waiver to the Corporation’s code of ethics and business conduct, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

26. Establish procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters and the treatment of such submissions.

27. Review and provide prior approval of all transactions or arrangements between the Corporation and any of its directors, officers, principal shareholders or any of their respective affiliates, associates or related parties.

28. Take such other actions as the Committee or the Board Directors may deem necessary or appropriate.

29. Review the Committee’s performance of the foregoing duties on at least an annual basis.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent accountants for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

Annual Review

The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

Operating Procedures

Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least 50% of the members of the Committee.

C/O AMERICAN STOCK TRANSFER
& TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY 10038

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions provided.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Human Genome Sciences, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides to you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Human Genome Sciences, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HUGEN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUMAN GENOME SCIENCES, INC.

MANAGEMENT RECOMMENDS A VOTE “FOR” THE
NOMINEES FOR DIRECTOR LISTED BELOW AND “FOR”
PROPOSAL 2.
1.	To elect 3 directors.
	Nominees:	01) H. Thomas Watkins
02) Augustine Lawlor
03) William D. Young

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	0	0	0

3.	To act upon such other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	0	0

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	0	0

Signature [PLEASE SIGN WITHIN BOX]	Date

For All	Withhold All	For All Except	To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee’s number on the line below.

0	0	0

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted “FOR” the election of the nominees and “FOR” proposal 2.

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed within the United States. (If you submit your proxy by telephone or Internet, do not return your proxy card.)

Note: Please sign exactly as your name appears hereon. If the shares are in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should give their full titles. If a signatory is a corporation, please give the full corporate name and have a duly authorized officer sign, stating his or her title. If a signatory is a partnership, please sign in partnership name by an authorized person.

Signature (Joint Owners)	Date

Annual Meeting of Stockholders

HUMAN GENOME SCIENCES, INC.

April 26, 2006

Please date, sign and mail your proxy card back as soon as possible or submit your proxy by telephone or Internet.
If you submit your proxy by telephone or Internet, do not return your proxy card.

*  *  *

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

Human Genome Sciences, Inc.’s Proxy Statement, Annual Report 10-K Wrap and Form 10-K are available electronically. As an alternative to receiving printed copies of these materials in future years, you may decide to receive or access them electronically. By signing up for electronic delivery, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail. You also can reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources and help reduce our printing and mailing costs.

To sign up for electronic delivery, please vote using the Internet, and when prompted, indicate that you agree to receive or access stockholder communications electronically in future years and provide your email address. If you have any questions about electronic delivery, please contact Human Genome Sciences’ Investor Relations Department at (301) 610-5800 or at Investor_Relations@hgsi.com.

HUMAN GENOME SCIENCES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2006

     The undersigned hereby appoints JAMES H. DAVIS, Ph.D., J.D., and BARRY A. LABINGER, and each of them, with full power of substitution to each, as attorneys and proxies of the undersigned, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Human Genome Sciences, Inc. (the “Company”) to be held in Room F at the Gaithersburg Marriott, 9751 Washingtonian Boulevard, Gaithersburg, MD 20878 on April 26, 2006 at 9:30 a.m., local time, and at any adjournment or postponement thereof, upon and in respect of the matters listed on the reverse side, and in accordance with the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.
     The undersigned hereby acknowledges receipt of a copy of the Company’s 2005 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting. The undersigned revokes all proxies heretofore given for said Annual Meeting and any adjournment or postponement thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.
THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON(S) SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES INDICATED AND “FOR” THE OTHER PROPOSAL.

(Continued on other side)